Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement No. 333-237074 on Form S-1 of our report dated March 10, 2020, relating to the financial statements of Bionano Genomics, Inc. appearing in the Annual Report on Form 10-K of Bionano Genomics, Inc. for the year ended December 31, 2019.

/s/ DELOITTE & TOUCHE LLP

San Diego, California
April 1, 2020